UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on a Current Report on Form 8-K filed in May 26, 2023, on May 23, 2023, Aditxt, Inc. (the “Company”) received written notice (the “May Notification Letter”) from Nasdaq that, based upon the stockholders equity reported by the Company in its Form 10-Q for the period ended March 31, 2023, and as of March 31, 2023, the Company was no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires a company to maintain a minimum of $2,500,000 in stockholders’ equity, or a market value of listed securities of at least $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years. The May Notification Letter further provided that the Company had 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance and if the plan is accepted by Nasdaq, an extension of up to 180 calendar days, or until November 19, 2023 to evidence compliance. On June 28, 2023, the Company received a letter from Nasdaq notifying the Company that it has failed to maintain compliance with the minimum bid price rule in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) as the closing price of Company’s common stock has remained below $1.00 for over 30 consecutive trading days or meet the terms of the Panel Monitor, which had been initially issued on September 28, 2022 and extended to September 28, 2023 from March 28, 2023. As result, Staff issued a Delist Determination. On June 29, 2023, we submitted an appeal to Nasdaq, which stayed the delisting and suspension of our securities pending the decision of the Nasdaq Hearings Panel (the “Panel”) no later than 4:00 p.m. The hearing was held on August 31, 2023, which represented the tenth trading day that the closing price of our Common Stock was above $1.00 per share. At the hearing, we also presented our views and our plans to regain compliance with the stockholders’ equity requirement to the Panel.

On September 15, 2023, the Company received written notice from Nasdaq (the “September Notification Letter”) that it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market and it no longer complies with Nasdaq Listing Rule 5550(a)(4). The September Notification Letter stated that the Panel will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 21, 2023, Matthew Shatzkes tendered his resignation as Chief Legal Officer, General Counsel and Corporate Secretary of Aditxt, Inc. (the “Company”). In connection with his resignation, the Company entered into a Separation Agreement and General Release with Mr. Shatzkes (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Shatzkes employment with the Company terminated on August 4, 2023 (the “Termination Date”). In addition, the Company agreed to pay Mr. Shatzkes within seven days after the Termination Date: (i) $122,292.32, representing all accrued salary and wages (inclusive of Base Compensation and earned Subsequent Quarterly Bonus amounts, as those terms are defined in Mr. Shatzkes employment agreement) (the “Accrued Salary and Wages”), and (ii) $32,575.84, representing Mr. Shatzkes accrued, but unused paid time off (the “Accrued PTO”). On August 11, 2023, the Company paid Mr. Shatzkes $64,808. Pursuant to the Separation Agreement, the Company also agreed to pay Mr. Shatzkes: (i) $385,000, representing 12 months of Mr. Shatzkes Base Compensation (as that term is defined in Mr. Shatzkes employment agreement) (the “Severance Base Compensation”), and (ii) $290,000, representing Mr. Shatzkes Subsequent Year Minimum Bonus (as such term is defined in Mr. Shatzkes employment agreement) (the “Severance Bonus”), on the 60th day following the Termination Date. In addition, the Company shall reimburse Mr. Shatzkes COBRA premium for a period of 12 months and shall cause any restricted stock units granted to Mr. Shatzkes to immediately vest as of the Termination Date.

As previously reported, on August 15, 2023, the Company entered into the first Amendment to Separation Agreement and General Release with Mr. Shatzkes (the “Separation Agreement First Amendment”). Pursuant to the Separation Agreement First Amendment, the Company was required to pay Mr. Shatzkes, upon the earlier of (i) September 1, 2023 or (ii) two business days following the closing of a capital raise by the Company, an amount equal to $91,060.16, which amount represents the balance of Mr. Shatzkes’ Accrued Salary and Wages and Accrued PTO plus an additional $1,000 to serve as consideration for entering into the Separation Agreement First Amendment. In addition, under the Separation Agreement First Amendment, the Company was required to pay Mr. Shatzkes the Severance Base Compensation and the Severance Bonus upon the earlier of (i) the 60th day following the Termination Date or (ii) two business days following the closing of a capital raise by the Company.

On September 18, 2023, the Company entered into the second Amendment to Separation Agreement and General Release with Mr. Shatzkes (the “Separation Agreement Second Amendment”) pursuant to which the Company agreed that no later than September 20, 2023, it will pay Mr. Shatzkes: (i) $91,560.16, which amount represents the balance of Mr. Shatzkes’ Accrued Salary and Wages and Accrued PTO plus an additional $1,000 to serve as consideration for entering into the Separation Agreement First Amendment; and (ii) $500, representing consideration for entering into the Separation Agreement Second Amendment.

The foregoing summary of the Separation Agreement Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Second Amendment to Separation Agreement and General Release dated September 18, 2023
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: September 21, 2023	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

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